EXHIBIT 10.46

                        INTERNATIONAL INTERCONNECTION MOU
                            ------------------------

                       THIS INTERNATIONAL INTERCONNECTION
              MEMORANDUM OF UNDERSTANDING is entered into as of the day of 6.9.1998 (the effective date) by and between:

        TRANS Global Communications, 421 Seventh Avenue NY, NY 1001, USA

and

TELECOM EGYPT CO. having its principal office at 26 Ramsis Street, P.O. Box 795, Cairo, Arab Republic of Egypt (TELECOM EGYPTCO. and with TGC collectively, the parties, BVG and individually, a party).

WITNESSETH:

WHEREAS, the parties desire to provide telecommunications services between their respective Operating Territories (as defined below): and

WHEREAS,  in  connection   therewith,   the  parties  desire  to  formalize  the
interconnection of their respective networks and facilities and to implement standards governing such telecommunications services

NOW THEREFORE, in consideration of the undertakings herein contained the parties agree as follows:

1.   DEFINITIONS

1.1  "ITU" means the International Telecommunication Union.

1.2 Operating Territory in relation to TGC means the fifty (50) states of the United States Of America, and in relation to TELECOM EGYPT CO. means Arab Republic of Egypt.

1.3  "Recommendations"   means  the   International   Telegraph   and  Telephone
     consultative Committee Recommendations and Instructions to which the Parties shall endeavor to conform.

1.4 "Regulations" means the International Telecommunication Regulations adopted by the ITU (Melbourne 1988) pursuant to the International Telecommunication Convention, as the same may be amended from time to time.

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1.5  "Services" means international telecommunications services which especially set forth in the Annex (es) attached hereto and incorporated herein by reference as well as those additional services which may be added from time to time to (the final agreement) upon terms and conditions to be mutually agreed upon by the parties and to be included by adding amended Annexes to this MOU.

2.   SCOPE.

2.1 The parties hereby undertake to provide the Services between their representative Operating Territories in order to facilitate interconnection and interpretability as contemplated by the Regulations. In the event of any inconsistency between the terms of this MOU and the Regulations, the terms of this MOU shall govern.

2.2  This  MOU  specifically   excludes  any   representation   or  warranty  of
     exclusivity of interconnection by one party with the other party.

2.3 accepts to abide by all rules and regulations of TELECOM EGYPT CO. and shall not be involved in any shape or form of any illegal activities such as callback, Resale and Refiling.

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3.   DURATION.

     This MOU shall commence on the effective date and continue until either another agreement supersedes this or is terminated by either party as specified in sections 7 or 15.

4.   ACCOUNTING AND SETTLEMENT RATES.

4.1 The accounting rates and the parties respective settlement rates for each particular service shall be set forth where applicable in the respective Annexes hereto (collectively, the Rates), which Rates may be adjusted from time to time

4.2 The parties recognize that the rates should reviewed regularly according to applicable market conditions.

4.3 The parties acknowledge and agree that the rates shall be considered completely separate and independent from the collection charges which are charged by the parties to their respective end user customers. Furthermore, the parties acknowledge that the determination of the applicable collection charges for the provision of the services to the public is not covered by this MOU However, the parties will strive to set respective collection charges in accordance with article 6 of the Regulations. In no event shall their party assume any responsibility for any uncollectibles experienced by the other party with respect to services provided by the party to its own customers or end-users.

4.4 The collection charges and the rates for the services are exclusive of all applicable taxes and duties, including without limitation, value added taxes, sales taxes, and other duties or levies imposed by any authority, government agency, all of which shall be paid promptly when due, if applicable, by the party receiving the services thereunder.

4.5 TGC agrees to provide a Letter Of Credit (LOC) with amount of two millions U$ dollars from a bank in the United States to TELECOM EGYPTCO CO. securing first six months usage. TGC also agrees to pay its monthly or quarterly bills to TELECOM EGYPT CO. on or before their due days. The amount is to be based on an estimated amount of inbound and outbound traffic. TELECOM EGYPT CO. agrees to return the LOC after six months of active operations and TGC agrees to provide three (3) months deposit based on the average use during the first six (6) months. Both parties agree to settle their traffic on monthly basis.

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5.   ROUTING OF SERVICES AND PROVISIONING OF FACILITIES.

5.1 The international gateways, the routes and the capacity thereof to be used to provide the services shall be as may be agreed between the parties and may be amended from time to time by the mutual agreement of the parties.

5.2 TGC agrees to initially start with one (1) or more circuits, based upon anticipated traffic from both sides. TGC agrees to pay all expenses of 2 Mb/s (USD 120000) one hundred and twenty thousands U.S. Dollars (through underwater) related to interconnection between TGC and EGYPT TELECOM CO. during the first year of active operation. After one year of active operation each party shall be responsible for providing, at its own cost and expense, the necessary facilities located within its operating territory, which facilities shall not be deemed to include customer premises equipment or facilities this in addition that TGC bears all costs of submarine cable (Full Circuit E1) extension Flag Until USA (from Palermo, Italy Until USA border).

5.3 All capital investment and expenses for the necessary communications equipment, transmission lines, or earth station as well as the costs necessary for the hiring and training of local engineers will be financed by TGC for the first connection.

5.4 After one year of active operation, the parties shall coordinate the management of their repective system facilities, with each party being responsible for providing and operating, at its own expense, its respective network facilities. The parties also shall interface on a 24 hours 7 days a week basis with each other regarding any investigation and mitigation of any real time traffic flow problems.

5.5 TGC intends to use Egypt as a major telecommunication hub to distribute traffic in Middle East and north Africa.

5.6 These services shall, as far as commercially practicable, be offered on a 24 hours per day, 7 days per week continuous basis.

5.7 Each party notify the other party as soon as practicable of any facility failure arising or likely to arise from a cause within such party's operating territory which is likely to result in an interruption of any of the services. In the event of any such interruption, the Parties shall cooperate in an endeavor to resume normal operations as soon as possible.

6.   TECHNICAL STANDARDS

     The parites shall endeavor to confirm the technical standards to be used in the provision of the services to the technical standards set forth in the recommendation

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7.   TERMINATION

7.1 In addition to any other rights at law or in equity either party may terminate this agreement immediately upon written notice to the other party in the event that other party (1) fails to make any payment within two (2) months of written notice that such payment is overdue hereunder, or (ii) commits a breach of any of the terms of this MOU (other than a breach of any payment obligation as addressed in (1) above) and fails to remedy such breach within one (1) month after receipt of written notice thereof from such party.

7.2 In the event of any termination pursuant to this section 7, the parties shall be liable to each other for payment for any services rendered through and including the date of termination. In addition, in the event of any termination of this MOU for any reason the parties shall cooperate in an endeavor to otherwise reassign the joint facilities implemented in condition with the services for other usage.

8.   LIMITATION OF LIABILITY

8.1 Neither party shall be liable to the other party for any loss or damage sustained by such party, its interconnecting carriers or its end users by reason of any failure in or breakdown of the facilities or circuits associated with providing the services hereunder or for any interruption or degradation of the services, whatsoever shall be the cause or duration thereof.

8.2 In no event shall either party be liable to the other party for consequential, special or indirect losses or damages sustained by a party or any third party in using the service howsoever arising and whether under contract, tort or otherwise (including, without limitation, third party claims, loss of profits, loss of customers, or damage to reputation or goodwill).

9.   CONFIDENTIALITY OF INFORMATION
     For a period of two (2) years from the date of disclosure thereof, each party shall maintain the confidentiality of all information or data of any nature provided to it by the other party provided such information contains a conspicuous marking identifying it as "Confidential" or "proprietary" ("Information"). Each party shall use the same efforts to protect information it receives hereunder as it uses to protect its own information. The above requirements shall not apply to information which is already in the possession of the receiving party through no breach of any third party obligation of confidentiality, is already publicly available through no breach of any third party obligation of confidentiality, or has been previously independently developed by the receiving party without the use of any other information. Notwithstanding the foregoing, this MOU shall not prevent any disclosure of information pursuant to applicable law or regulation, provided that prior to making such disclosure, the receiving party shall use reasonable efforts to notify the disclosing party of this required disclosure.

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10.  APPROVALS

     This MOU and the continuance hereof by the parties is contingent upon the obtaining and the continuance of such approvals, consents, governmental and regulatory authorizations, licenses and permits as may be required or deemed necessary by the parties, and the parties shall use commercially reasonable efforts to obtain and continue same in full force and effect.

11.  FORCE MAJEURE

     No failure or omission by either party to carry out or observe any or the terms and conditions of this MOU (other than a payment obligation) shall give rise to any claim against such party or be deemed a breach of this MOU by such party if such failure or omission arises from an act of God, an act of government, or any other circumstance commonly known as force majeure.


12.  LANGUAGE

     English shall be the language used by technical and operating personnel for the establishment and provision of the services.

13.  NO WAIVER

     No waiver by either party of any provision of this MOU shall be binding unless made in writing, and any such waiver shall relate only to such matter, non-compliance or breach as it relates to and shall not apply to any subsequent or other matter, non-compliance or breach.

14.  NOTICES

14.1 All notices, requests, or other communications hereunder shall be in writing, addressed to the parties as follows:

     if to TELECOM EGYPT CO:
                                            TELECOM EGYPT

                           Attention:       Eng. AZZA TORKY
                           Facsimile:       202 777658
                           Telph.   :           777566

     if to:                TGC
                           Attention:       Arnold S. Gumowitz
                           Facsimile:       121 236 43501
                  `        Tlph.    :

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14.2 Notices mailed by registered or certified mail shall be conclusively deemed to have been received by the addressee on the fifth business day following the mailing of sending thereof. Notices sent by telex or facsimile shall be conclusively deemed to have been received when the delivery confirmation is received, if followed by first-class mail postage prepaid. If either party wishes to alter the address to which communications to it are sent, it may do so by providing the new address in writing to the other party.

15.  VIOLATIONS AND TERMINATION OF MOU

     In the event that TGC violates any one or more items in this MOU TELECOM EGYPT CO. will provide TGC with a warning notice and TGC will have thirty
     (30) days to correct the violation. TELECOM EGYPT CO. reserves the right to cancel this MOU if the violation is not corrected within the thirty days by giving TGC a thirty (30) day written termination notice.

16. TGC will report to EGYPT TELECOM, on a monthly basis, any call back activity monitored by the call back equipment.

     IN WITNESS WHEREOF, the parties hereto have caused this MOU to be executed by a duly authorized officer as of the Effective Date.

     TGC                                    TELECOM EGYPT CO.

     BY:    /s/ Arnold S. Gumowitz          BY:    /s/ Azza Torky
            ----------------------                 ---------------------
     NAME:  Arnold S. Gumowitz              NAME:  Eng. Azza M. TORKY
     TITLE: Chairman                        TITLE: Central Department
                                                   Chief for
     Sept 6, 1998                                  International Communications

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                                     ANNEX 1

                INTERNATIONAL PUBLIC SWITCHED TELEPHONE SERVICE

1.   TYPE OF SERVICE

     The Telephone Service to be provided by the parties pursuant to this Annex shall be International Direct Dial Services (include, Audiotext traffic)

2.   ACCOUNTING RATE AND DIVISION OF REVENUES

2.1 Effective ___________________, the total accounting (TAR) rate to be applied to traffic originating in the United States and terminating in the Territory, and to traffic originating in the Territory and terminating in the shall be as detailed in 2.2 below and shall be divided 50/50 unless mutually agreed otherwise.

2.2  SERVICE                 TAR/MINUTES               SURCHARGE PER CALL
     -------        ----------------------------  ----------------------------
     IDD             Equal to other US carriers    Equal to other US carriers

3.   RETURN OF TRAFFIC

3.1 Unless mutually agreed otherwise, the parties shall implement proportional return traffic arrangements on the basis of monthly traffic measurements. The details of the arrangements will be defined in separate correspondence.